Exhibit 99.1

OneMedNet Announces Board Member Transition
to Drive Growth Post-IPO

MINNEAPOLIS, OCTOBER 2, 2024 (GLOBE NEWSWIRE) – OneMedNet Corporation (Nasdaq: ONMD) (“OneMedNet” or the “Company”), the leading curator of regulatory-grade Real World Data (RWD), is pleased to announce a strategic refresh of its Board of Directors following the successful transition to a publicly traded entity. This move reinforces our commitment to dynamic leadership and active engagement as we accelerate growth in this new phase.

We extend our heartfelt gratitude to Paul Casey, and Erkan Akyuz for their invaluable contributions during a pivotal time in our company’s history. Their leadership and guidance were instrumental in achieving our IPO, laying a strong foundation as OneMedNet entered the public markets. We thank them for their service and wish them the best in their future endeavors.

In alignment with our vision for the future, we are excited to welcome two distinguished individuals to our Board.

Jair Clarke, currently serves as Executive Advisor to the Chairman at World Wide Technology (WWT), holds the position of CEO at Laigic and is a board member of Xponential NYSE:XPOF) that is focused on health and wellness. His career also includes a tenure as a Global CTO at Microsoft, where he was pivotal in shaping the company’s technological direction. Prior to this, he led Disney’s Big Data, technology strategy and digital intelligence and co-led IBM Watson’s strategy and delivery.

Jair’s experience positions him to contribute to the following business priorities:

●	Market Expansion and Business Development: Leveraging his extensive network and insights in AI and digital intelligence to explore new markets and forge strategic partnerships.
●	Technology Platform Enhancement: Bringing his expertise from Microsoft, Disney and IBM Watson to refine OneMedNet technology solutions.
●	Operational Efficiency: Focusing on greater effectiveness and scalability.

Sherry Coonse McCraw, currently the VP of Human Resources and former CFO of BMW North America, brings a diverse background in both finance and human capital strategy. As the new head of our audit committee, her expertise will be critical in:

●	Financial Oversight: Ensuring robust financial governance and strategic planning.
●	Transparency and Accountability: Maintaining integrity and trust as we scale our operations.
●	Human Resources Leadership: Combining her HR and financial experience to align human capital strategies with organizational goals.

“OneMedNet is at an exciting juncture, and the addition of Sherry and Jair to our Board is a testament to our commitment to excellence and innovation,” said Jeffrey Yu, MD, Founder and Chairman of OneMedNet. “We are grateful for the foundational work of Paul and Erkan, and with Sherry and Jair onboard, we are well-positioned to drive our company towards new heights.”

This transition reflects our strategic focus on enhancing corporate governance, leveraging diverse expertise, and ensuring that our Board is equipped to guide OneMedNet through its next phase of growth and innovation.

About OneMedNet Corporation

OneMedNet provides innovative solutions that unlock the significant value contained within the Real-World Data (“RWD”) repositories of over 1,400 healthcare system and provider sites that currently comprise its iRWD™ network. OneMedNet’s proprietary iRWD™ platform provides secure, comprehensive management of diverse clinical data types, including electronic health records, laboratory results, and uniquely, medical imaging. Employing its robust iRWD™ platform, the Company securely de-identifies, searches, and curates the clinical data, bringing a wealth of internal and third-party research opportunities to its drug, medical device and imaging/diagnostic AI development customers.

OneMedNet’s platform is designed to meet the clinical requirements necessary across various domains, including but not limited to rare diseases, oncology, and cardiology. The Company is committed to delivering precise and robust research support services that span the entire continuum of care. This commitment is a cornerstone of OneMedNet’s strategy to enhance patient outcomes and help pave the next wave of healthcare innovation. For more information, please visit www.onemednet.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of OneMedNet; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this press release and other statements made from time to time by us or our representatives might not occur.

OneMedNet Contacts:

Michael Wong, Director of Marketing

Phone: 800.918.7189

Email: michael.wong@onemednet.com

SOURCE: ONEMEDNET CORPORATION